SUB-ITEM 77M

                                    MERGERS

                    AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

INVESCO U.S. MID CAP VALUE FUND TO INVESCO VAN KAMPEN AMERICAN VALUE FUND

     During the period from September 2011 through November 2011, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) ("ASeF") had discussions and approved an Agreement and Plan of Reorganization (the "Agreement"). On April 2, 2012, at a Special Meeting for shareholders of Invesco U.S. Mid Cap Value Fund (the "Target Fund"), an investment portfolio of ASeF, shareholders approved the Agreement that provided for: (a) the acquisition of all assets and assumption of all liabilities of the Target Fund by Invesco Van Kampen American Value Fund, (the "Acquiring Fund"), an investment portfolio of ASeF, in exchange for shares of a corresponding class of the Acquiring Fund; (b) the distribution of such shares of the corresponding class to the shareholders of the Target Fund; and
(c) the liquidation and termination of the Target Fund (the "Reorganization). Pursuant to the Agreement, on April 30, 2012, all of the assets of the Target Fund were transferred to the Acquiring Fund. ASeF issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. Shareholders should not be required to pay any federal income tax in connection with the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO CAPITAL DEVELOPMENT FUND TO INVESCO VAN KAMPEN MID CAP GROWTH FUND

     During the period from September 2011 through November 2011, the Board of Trustees of AIM Equity Funds (Invesco Equity Funds) ("AEF") had discussions and approved an Agreement and Plan of Reorganization (the "Agreement"). On April 30, 2012, at a Special Meeting for shareholders of Invesco Capital Development Fund (the "Target Fund"), an investment portfolio of AEF, shareholders approved the Agreement that provided for: (a) the acquisition of all assets and assumption of all liabilities of the Target Fund by Invesco Van Kampen Mid Cap Growth Fund, (the "Acquiring Fund"), an investment portfolio of AIM Sector Funds (Invesco Sector Funds, (ASeF), in exchange for shares of a corresponding class of the Acquiring Fund; (b) the distribution of such shares of the corresponding class to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund (the "Reorganization). Pursuant to the Agreement, on June 11, 2012, all of the assets of the Target Fund were transferred to the Acquiring Fund. ASeF issued Class A shares of the Acquiring Fund to the Target Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Target Fund's Class B shareholder, Class C shares of the Acquiring Fund to the Target Fund's Class C shareholders, Class R shares of the Acquiring Fund to the Target Fund's Class R shareholders, Class Y shares of the Acquiring Fund to the Target Fund's Class Y shareholders, Class A shares of the Acquiring Fund to the Target Fund's Investor Class shareholders, and Institutional Class shares of the Acquiring Fund to the Target Fund's Institution Class shareholders. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. Shareholders should not be required to pay any federal income tax in connection with the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.



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                                                                   SUB-ITEM 77M

INVESCO VALUE FUND TO INVESCO VAN KAMPEN COMSTOCK FUND

     On October 27, 2010, the Board of Trustees of AIM Sector Funds (Invesco Sector Funds) ("ASeF") approved an Agreement and Plan of Reorganization (the "Agreement"). On November 28, 2011, at a Special Meeting for shareholders of Invesco Value Fund (the "Target Fund"), an investment portfolio of ASeF, shareholders approved the Agreement that provided for: (a) the acquisition of all assets and assumption of all liabilities of the Target Fund by Invesco Van Kampen Comstock Fund, (the "Acquiring Fund"), an investment portfolio of ASeF, in exchange for shares of a corresponding class of the Acquiring Fund; (b) the distribution of such shares of the corresponding class to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund (the "Reorganization). Pursuant to the Agreement, on December 19, 2011, all of the assets of the Target Fund were transferred to the Acquiring Fund. ASeF issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to the Target Fund's Class A, Class B, Class C and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of shares of the corresponding class of the Target Fund that shareholders held immediately prior to the Reorganization. Shareholders should not be required to pay any federal income tax in connection with the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(G).